CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the  references  to  our  firm  under the captions "Financial
Highlights"  in  the  Prospectus  and  "Independent  Auditors"  and "Financial
Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A, No. 33-79166) of Equi-Select Series Trust.

We also consent to the incorporation by reference of our report dated February 9, 1996 on the Money Market, Mortgage-Backed Securities, International Fixed Income, Government Securities, International Stock, Short-Term Bond, OTC, Research, Total Return, and Advantage Portfolios of Equi-Select Series Trust, included in the 1995 Annual Report to Contractholders.


                                   ERNST & YOUNG LLP




Boston, Massachusetts
March 28, 1996




ERNST & YOUNG LLP [logo]
Suite 3400
801 Grand Avenue
Des Moines, Iowa 50309-2764
Phone: 515-243-2727






                       Consent of Independent Auditors




The Board of Trustees and Shareholder
Growth & Income Portfolio and Value + Growth
   Portfolio of the Equi-Select Series Trust


We consent to the reference to our firm under the caption "Independent Auditors" and "Financial Statements" in Part B and to the inclusion of our report dated March 20, 1996 on the Statements of Assets and Liabilities of the Growth & Income Portfolio and Value + Growth Portfolio of the Equi-Select Series Trust in this Post-Effective Amendment No. 4 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-79166) and Registration
Statement under the Investment Company Act of 1940 (No. 811-8522) of Equi-Select Series Trust.


                                                ERNST & YOUNG LLP

Des Moines, Iowa
March 28, 1996